UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2008

Tower Tech Holdings Inc.

(Exact name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-31313	88-0409160
(Commission File Number)	(IRS Employer
Identification No.)

101 South 16th Street, P.O. Box 1957

Manitowoc, Wisconsin 54221-1957

(Address of Principal Executive Offices and Zip Code)

(920) 684-5531

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On February 19, 2008, the Brad Foote Gear Works subsidiary (“Brad Foote”) of Tower Tech Holdings Inc. (the “Company”) completed the purchase of two real estate parcels located in Cicero, Illinois (the “Cicero Property”) and Pittsburgh, Pennsylvania (the “Pittsburgh Property”), which Brad Foote previously leased pursuant to lease agreements dated August 22, 2007 (the “Lease Agreements”). Brad Foote acquired the Cicero Property from BFG Cicero LLC, an Illinois limited liability company (“BFG Cicero”), and acquired the Pittsburgh Property from BFG Pittsburgh LLC, a Pennsylvania limited liability company (“BFG Pittsburgh”) pursuant to two Real Property Purchase Agreements that were executed on February 14, 2008 and effective February 11, 2008 (together, the “Purchase Agreements”). The sole member of each of BFG Cicero and BFG Pittsburgh is BFG Acquisition LLC, an Illinois limited liability company whose sole member is the wife of the Company’s chief executive officer.

The Purchase Agreements were entered into pursuant to 90-day options to purchase contained in each Lease Agreement. The options to purchase provided that Brad Foote could acquire the properties upon the terms of the Purchase Agreements, which were attached to the Lease Agreements as addendums. The Company, BFG Cicero and BFG Pittsburgh negotiated the Lease Agreements and the Purchase Agreements in connection with the Company’s agreement to acquire Brad Foote in August 2007. Brad Foote was formerly owned by the Company’s chief executive officer and director, J. Cameron Drecoll, and Brad Foote was acquired by the Company in an arms’ length transaction.

On December 13, 2007, Brad Foote provided notice to BFG Cicero and BFG Pittsburgh of its intent to exercise its options to purchase the Cicero Property and the Pittsburgh Property for $3,400,000, plus closing costs, as provided in the Purchase Agreements. Subsequent to such notice, and following approval by Brad Foote’s disinterested directors, the parties agreed to reimburse BFG Cicero and BFG Pittsburgh at closing for certain costs totaling $153,654, which costs BFG Cicero and BFG Pittsburgh had incurred in connection with their purchase and sale of the properties. The parties agreed that this reimbursement was necessary to ensure that BFG Cicero and BFG Pittsburgh incurred no gain or loss in connection with the transaction, which was the parties’ intent at the time the Lease Agreements were negotiated. The total cost of the transactions, including aggregate closing costs of $80,353 and the reimbursement of $153,654 to BFG Cicero and BFG Pittsburgh, was $3,634,007.

In order to complete the purchases, Brad Foote created two wholly-owned special purpose entities, 1309 South Cicero Avenue, LLC (the “Cicero Avenue LLC”) and 5100 Neville Road, LLC (the “Neville Road LLC”), and assigned its interest in the Purchase Agreements to such entities. The Cicero Avenue LLC and the Neville Road LLC completed the acquisitions on February 19, 2008 and assumed the interests of BFG Cicero and BFG Pittsburgh as landlord pursuant to the Lease Agreements. Brad Foote will continue to lease the properties from the Cicero Avenue LLC and the Neville Road LLC pursuant to the Lease Agreements.

Upon signing of the Purchase Agreements for the Cicero Property and the Pittsburgh Property, and in order to finance a portion of the purchase price, the Cicero Avenue LLC and the Neville Road LLC obtained a term loan in the amount of $2,075,000 from LaSalle Bank National Association (the “Real Estate Term Loan”). The Real Estate Term Loan is secured by various agreements executed by Brad Foote, the Cicero Avenue LLC and the Neville Road LLC, pursuant to which such entities have agreed not to create or incur any mortgage or other encumbrance on either of the Cicero Property or the Pittsburgh Property and to provide LaSalle Bank National Association with all rents and profits from the Cicero Property and the Pittsburgh Property upon any uncured default under the Real Estate Term Loan. In addition, Brad Foote has guaranteed payment of the principal, interest and any premium under the Real Estate Term Loan and has amended its preexisting Loan and Security Agreement with LaSalle Bank

National Association to reflect the Real Estate Term Loan and its unconditional guarantee thereof (the “Twenty-Seventh Amendment”).

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, the Assignment and Assumption of Purchase Agreement for each of the Cicero Property and the Pittsburgh Property, and the Twenty-Seventh Amendment, copies of which are attached hereto as Exhibits 10.1 through 10.5 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)		Exhibits:
	10.1	Purchase Agreement effective February 11, 2008 between Brad Foote and BFG Cicero
	10.2	Assignment and Assumption of Purchase Agreement effective February 11, 2008 between Brad Foote and the Cicero Avenue LLC
	10.3	Purchase Agreement effective February 11, 2008 between Brad Foote and BFG Pittsburgh
	10.4	Assignment and Assumption of Purchase Agreement effective February 11, 2008 between Brad Foote and the Neville Road LLC
	10.5	Twenty-Seventh Amendment to Loan and Security Agreement effective January 31, 2008 among Brad Foote and LaSalle Bank National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2008

TOWER TECH HOLDINGS INC.

/s/Steven A. Huntington
Steven A. Huntington
Chief Financial Officer

EXHIBIT INDEX

Tower Tech Holdings Inc.

Form 8-K Current Report

Exhibit Number	Description
10.1	Purchase Agreement effective February 11, 2008 between Brad Foote and BFG Cicero
10.2	Assignment and Assumption of Purchase Agreement effective February 11, 2008 between Brad Foote and the Cicero Avenue LLC
10.3	Purchase Agreement effective February 11, 2008 between Brad Foote and BFG Pittsburgh
10.4	Assignment and Assumption of Purchase Agreement effective February 11, 2008 between Brad Foote and the Neville Road LLC
10.5	Twenty-Seventh Amendment to Loan and Security Agreement effective January 31, 2008 among Brad Foote and LaSalle Bank National Association